                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential , for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12

                           Whitney Holding Corporation
       -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

        ----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit  price  or  other  underlying  value  of  transaction  computed
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[   ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed:


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


                                 [WHITNEY LOGO]



March 15, 2002


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   -----------------------------------------

To the Shareholders:

Whitney Holding Corporation (the "Company") will hold its Annual Meeting of Shareholders on Wednesday, April 24, 2002, at 10:30 a.m. at the Pan-American Life Center, 601 Poydras Street, 11th Floor, New Orleans, Louisiana, for the following purposes:

     1.       To elect two directors to serve until the 2007 Annual Meeting.

     2. To re-approve performance measures included in the 1997 Long-Term Incentive Plan.

     3. To ratify the selection of Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for 2002.

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on March 1, 2002 are entitled to notice of, and to vote at, this meeting.

                                 By order of the Board of Directors.

                                 /s/ Joseph S. Schwertz,Jr.

                                 JOSEPH S. SCHWERTZ, JR.
                                 Secretary

 ------------------------------------------------------------------------------

              228 St. Charles Avenue, New Orleans, Louisiana 70130





                             YOUR VOTE IS IMPORTANT

     Whether or not you expect to attend the meeting, your vote is important.If voting by mail, please mark, date, sign and promptly return the enclosed proxy in the accompanying envelope. No postage is required if mailed in the United States. You may also vote toll-free over the telephone or through the Internet. You may later revoke your proxy and vote in person.

                                 [WHITNEY LOGO]

                             228 ST. CHARLES AVENUE
                          NEW ORLEANS, LOUISIANA 70130

                                 PROXY STATEMENT

   Whitney Holding Corporation (the "Company")is furnishing this proxy statement to its shareholders in connection with the solicitation of proxies on behalf of its Board of Directors for the 2002 Annual Meeting of Shareholders to be held on April 24, 2002 and at any adjournments or postponements thereof.Your proxy will be voted in the manner you specify if you properly and timely complete and return the proxy card or vote your proxy over the telephone or Internet. If you return the proxy card but do not specify a manner of voting, the proxy will be voted FOR election of the nominees for directors hereinafter named, FOR re-approval of performance measures included in the 1997 Long-Term Incentive Plan, and FOR ratification of the Board's selection of Arthur Andersen LLP as our independent public accountants.

     You may change your vote and revoke your proxy at any time whether you have voted by mail, telephone or the Internet by voting by telephone or the Internet at a later time, by submitting a properly signed proxy card with a later date, by voting in person at the Annual Meeting, or by sending a signed statement to that effect to the Corporate Secretary.

     We will begin mailing this Proxy Statement and related materials to shareholders on or about March 15, 2002 and will bear the cost of soliciting proxies. Directors, officers and regular employees of the Company and its banking subsidiary, Whitney National Bank (the "Bank"), may solicit proxies by mail, telephone, facsimile machine or personal interview, but will not receive additional compensation.

     Share totals and per share figures in this Proxy Statement do not give effect to the three-for-two stock split payable on April 9,2002 to shareholders of record on March 20, 2002.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     Only shareholders of record as of the close of business on March 1, 2002 are entitled to notice of and to vote at the meeting. On that date, 26,471,545 shares of common stock, our only class of authorized stock, were outstanding. Each share is entitled to one vote. As of March 1, 2002, no person was, to our knowledge, beneficial owner of more than 5% of our outstanding stock, as defined by Rule 13d-3 of the Securities and Exchange Commission.

                              ELECTION OF DIRECTORS

     The Company's charter provides for a Board of Directors of five to twenty-five persons, divided into five classes serving staggered five-year terms. By Board resolution, the number of directors has been set at 14, of whom two are to be elected this year. The Board nominates James M. Cain and Richard B. Crowell. Messrs. Cain and Crowell, who were elected at prior shareholder meetings, are nominated to serve until the 2007 Annual Meeting.

    Directors will be elected by a plurality of the votes actually cast. We will disregard abstentions and broker nonvotes. We expect that each nominee will be available for election. If a nominee is unavailable, the proxies will cast your vote for any substitute nominee the Board recommends.

     The following table sets forth information we obtained from the nominees and other directors about (a) their principal occupations for the last five years, (b) directorships they hold with other public companies and (c) their beneficial ownership of the Company's outstanding stock as of December 31, 2001. Also included is the beneficial stock ownership of each of the named executive officers in the Summary Compensation Table.


                Beneficial Ownership of Directors and Management
                              and Other Information

                                                                                              Shares         Percent
                                                                        Director    Term    Beneficially        of
Name and Age                   Principal Occupation                        Since   Expires   Owned (1)        Class
------------                   --------------------                      -------   -------   --------        --------
Nominees for Term Expiring 2007

James M. Cain, 68              Former Vice Chairman, Entergy               1987    2002       10,489  (2)(3)   *
                               Corp. (utility holding company);
                               former Chairman of the Board,
                               Chief Executive Officer and President, Louisiana
                               Power and Light Company (electric utility);
                               Former Director, Chief Executive Officer and
                               President, New Orleans Public Service, Inc.,
                               retired 1993

Richard B. Crowell, 63         Attorney, Crowell & Owens;                 1983     2002    184,197  (2)(4)   *
                               Director, CLECO

Directors with Continuing Terms

Harry J. Blumenthal, Jr., 56   President, Blumenthal                      1993     2004     22,025  (2)(5)   *
                               Print Works, Inc.
                               (textiles manufacturing)

Joel B. Bullard, Jr., 51       President, Joe Bullard                     1994     2004     19,296  (2)(6)   *
                               Automotive Companies

Angus R. Cooper II, 59         Chairman and Chief Executive               1994     2004    152,529  (2)(7)   *
                               Officer, Cooper/T. Smith Corp.
                               (shipping service company);
                               Director, Friede Goldman
                               Halter, Inc.

William A. Hines, 65           Chairman of the Board,                     1986     2006    159,100  (2)(8)   *
                               Nassau Holding Corporation
                               (holding company of entities in
                               the oil field service industry)

John J. Kelly, 67              Chairman, Louisiana Technology             1986     2005     12,170   (2)(9)  *
                               Council; Former President, Textron
                               Marine and Land Systems (designs
                               and builds advanced technology
                               vehicles and craft), retired 1999

E. James Kock, Jr., 73         Former President, Bowie Lumber             1965     2003     54,384  (2)(10)  *
                               Associates, Downmans Associates,
                               Jeanerette Lumber & Shingle Co., Ltd.
                               and White Castle Lumber & Shingle
                               Co., Ltd. (land and timber holdings,
                               and investments), retired 1993


                                                                                            Shares          Percent
                                                                       Director  Term    Beneficially       of
Name and Age                     Principal Occupation                    Since   Expires   Owned (1)        Class
--------------------             --------------------                    -----   -------   ---------        --------
Alfred S. Lippman, 63          Managing Member, Lippman                   1996     2006     72,413  (2)(11)  *
                               & Mahfouz, L.L.C., Attorneys at Law

William L. Marks, 58           Chairman of the Board and                  1990     2005    315,467  (12)     1.15%
                               Chief Executive Officer of the
                               Company and the Bank since 1990

R. King Milling, 61            President of the Company                   1979     2003    138,363  (13)     *
                               and the Bank since 1984

Eric J. Nickelsen, 57          Real Estate Developer and Part             2000     2005      5,500  (2)(14)  *
                               Owner, John S. Carr & Company,
                               Inc. (January 1998 to present);
                               Former Chairman of the Board, CEO
                               and President, Barnett Bank of West
                               Florida (December 1993 to January 1998)

John G. Phillips, 79           Former Chairman of the Board               1972     2003     12,100  (2)(15)  *
                               and Chief Executive Officer, The
                               Louisiana Land and Exploration
                               Company (oil and gas exploration
                               and production), retired 1985

Carroll W. Suggs, 63           Former Chairman, Chief Executive           1996     2006      7,800  (2)(16)  *
                               Officer and President, Petroleum
                               Helicopters, Inc., retired 2001;
                               Director, Global Marine, Inc.

Executive Officers

Robert C. Baird, Jr., 51       Executive Vice President of the              -        -      77,143  (17)     *
                               Company and the Bank since 1995

John C. Hope III, 52           Executive Vice President of the              -        -     101,783  (18)     *
                               Company since 1994 and the Bank
                               Since 1998

G. Blair Ferguson, 58          Executive Vice President of the              -        -      68,648  (19)     *
                               Company and the Bank since 1993

All 19 directors and executive
officers of the Company as a group                                                       2,048,242  (20)     7.44%

 * Less than 1% of the outstanding common stock.

(1) Ownership shown includes direct and indirect ownership and, unless otherwise noted and subject to community property laws where applicable, each of the shareholders has sole investment and voting power with respect to reported holdings. Share totals do not give effect to the three-for-two stock split payable on April 9, 2002.

(2) These share totals for the directors noted include shares subject to option that have been granted pursuant to the Directors' Compensation Plan. All such options are immediately exercisable: Mr. Blumenthal's share total includes options on 8,000 shares; Mr. Bullard's share total includes options on 7,000 shares; Mr. Cain's share total includes options on 8,000 shares; Mr. Cooper's share total includes options on 7,000 shares; Mr. Crowell's share total includes options on 4,000 shares; Mr. Hines' share total includes options on 8,000 shares; Mr. Kelly's share total includes options on 8,000 shares; Mr. Kock's share total includes options on 5,000 shares; Mr. Lippman's share total includes options on 6,000 shares; Mr. Nickelsen's share total includes options on 1,000 shares; Mr. Phillip's share total includes options on 8,000 shares; and Ms. Suggs' share total includes options on 6,000 shares.

(3) Mr. Cain is a member of the Company's Audit, Executive and Nominating Committees.

(4) Mr. Crowell is a member of the Company's Audit Committee. His total shares include 64,788 shares owned by members of Mr. Crowell's family and family trusts, for which beneficial ownership is disclaimed.

(5) Mr. Blumenthal is a member of the Company's Audit and Executive Committees. His total shares include shared voting and investment power with respect to 7,425 shares owned by a member of Mr. Blumenthal's family, for which beneficial ownership is disclaimed.

(6) Mr. Bullard is a member of the Company's Nominating Committee. Mr. Bullard's total shares include 2,250 shares in a profit sharing trust, and 5,240 shares in family trusts, for which beneficial ownership is disclaimed.

(7)  Mr.  Cooper  is a  member  of  the  Company's  Compensation  and  Executive
     Committees.

(8) Mr. Hines is a member of the Company's Executive Committee. His total shares include 5,000 shares owned by a relative of Mr. Hines for which beneficial ownership is disclaimed.

(9)  Mr.  Kelly  is  a  member  of  the  Company's  Compensation  and  Executive
     Committees.

(10) Mr. Kock is a member of the Company's Executive and Nominating Committees. His share total includes 8,440 shares over which Mr. Kock holds a usufruct, 4,308 shares owned by several trusts for the benefit of his children, for which he serves as trustee and for which beneficial ownership is disclaimed and 3,578 shares owned by members of Mr. Kock's family, for which he disclaims beneficial ownership.

(11) Mr. Lippman is a member of the Company's Audit and Executive Committees. Mr. Lippman's total shares include 37,613 shares held for the benefit of Mr. Lippman in the Lippman, Mahfouz & Martin 401(k) Savings & Retirement Plan.

(12) Mr. Marks is an ex-officio member of the Company's Executive and Nominating Committees. His share total includes the following restricted and optioned shares granted pursuant to the Company's Long-Term Incentive Program:
     40,500 shares of restricted stock and options on 170,633 shares, all immediately exercisable. His share total also includes 3,984 shares of stock held for the benefit of Mr. Marks in the Company's Savings Plus Plan.

(13) Mr. Milling is an ex-officio member of the Company's Executive Committee. His share total includes the following restricted and optioned shares granted pursuant to the Company's Long-Term Incentive Program: 13,821 shares of restricted stock and options on 45,133 shares, all immediately exercisable. His share total also includes 4,029 shares of stock held for the benefit of Mr. Milling in the Company's Savings Plus Plan.

(14) Mr. Nickelsen is a member of the Company's Executive Committee.

(15) Mr. Phillips is a member of the Company's Compensation Committee.

(16) Ms. Suggs is a member of the Company's Compensation Committee.

(17) Mr. Baird's share total includes the following restricted stock and shares subject to option granted pursuant to the Company's Long-Term Incentive
     Program: 10,060 shares of restricted stock and options on 49,500 shares, all immediately exercisable. His share total includes 10 shares of stock owned by Mr. Baird's son for which beneficial ownership is disclaimed and includes 2,127 shares of stock held for the benefit of Mr. Baird in the Company's Savings Plus Plan.

(18) Mr. Hope's share total includes the following restricted stock and shares subject to option granted pursuant to the Company's Long-Term Incentive
     Program: 10,060 shares of restricted stock and options on 49,500 shares, all immediately exercisable. His share total also includes 9,449 shares of stock held for the benefit of Mr. Hope in the Company's Savings Plus Plan and 3,000 shares of stock owned by his children over which Mr. Hope has investment authority.

(19) Mr. Ferguson's share total includes the following restricted stock and shares subject to option granted pursuant to the Company's Long-Term Incentive Program: 7,491 shares of restricted stock and options on 48,000 shares, all immediately exercisable.

(20) The Bank serves as trustee of the Savings Plus Plan Trust, which held 351,440 shares (1.33%) as of December 31, 2001. An executive officer of the Company serves with other Bank employees on a committee which makes voting decisions with respect to these shares. The Bank also serves as trustee of the Company's Retirement Plan Trust, which held 214,800 shares (.81%) as of December 31, 2001. An executive officer of the Company serves with other Bank employees on a committee which makes voting and investment decisions with respect to these shares. Such shares have been included only once in calculating the beneficial ownership of all executive officers and directors as a group.


                      BOARD OF DIRECTORS AND ITS COMMITTEES

Board and Board Committees

     The Company has Nominating, Compensation and Audit Committees. The Nominating Committee is composed of Messrs. Bullard, Cain and Kock and held one meeting during 2001. The Company has not fully defined the Nominating Committee's functions and operating procedures. The Compensation Committee is composed of Messrs. Cooper, Kelly, Phillips and Roberts and Ms. Suggs and is discussed below.

     The Audit Committee is composed of directors, who are independent as defined under the listing qualifications of the NASDAQ stock market. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included below. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

     The Company's Board held 12 meetings in 2001. All directors other than Mr. Hines attended at least 75% of the aggregate number of meetings of the Board and the committees of the Company on which they served.

Compensation of Directors

     All Company directors are also directors of the Bank. We do not pay directors for attendance at Company board meetings. During 2001, the Bank paid its non-officer directors annual fees of $12,000 and $750 for each day on which the director attended one or more Bank board or committee meetings.

     In 2001, our shareholders approved the amended and restated Directors' Compensation Plan. For each non-employee director, this plan (a) awards 300 shares of common stock annually, (b) grants 1,000 non-qualified stock options in 2001 and 2,000 non-qualified stock options annually thereafter, and (c) allows directors to defer all or part of their annual stock award and fees and any gain realized on the exercise of options granted under the plan. Any deferred amounts are credited to a bookkeeping account we maintain for each director. Directors can allocate deferred amounts among an equity fund, S&P 500 Index Fund, a fixed income fund, a money market fund and credits representing shares of the Company's common stock. Earnings and losses based on the performance of the selected investments are periodically credited to each director's account; however, the Company is not required to actually acquire any asset based on the directors' allocations. We established a rabbi trust and, as long as this plan continues, we intend to contribute to this trust to fund our obligations under the plan. Plan benefits are distributed as designated by each director, which is usually after the director is no longer on the board. Benefits are equal to the amount credited to a director's account at the time of distribution.

Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles and underlying estimates and significant judgments used in the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

     The Committee reviewed the audited financial statements with the Independent Public Accountants /Auditors (IPA/A), who are responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles and discussed with the IPA/A their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the matters required to be communicated by Statement on Auditing Standards No. 61, "Communication with Audit Committees", and their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The Committee also considered the compatibility of nonaudit services with the IPA/A's independence.

     The Committee discussed with the Company's Internal Auditors and IPA/A the overall scope and plans for their respective audits. The Committee meets with the Internal Auditors and the IPA/A to discuss the results of their audits, their evaluations of the Company's systems of internal controls, and the overall quality of the Company's financial reporting. Both the Internal Auditors and IPA/A have unrestricted access to the Audit Committee. The Committee held four meetings during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's IPA/A.

                              Audit Committee of the Board of Directors

                              Richard B. Crowell, Chairman
                              Harry J. Blumenthal, Jr.
                              James M. Cain
                              Alfred S. Lippman
                              John K. Roberts, Jr.

Report Of The Compensation Committee

     Five independent, nonemployee directors serve on the Company's Compensation Committee. The Committee establishes, reviews and administers the Company's executive compensation programs, sets the Chief Executive Officer's salary, and approves salary adjustments for other executive officers, as the Chief Executive Officer recommends. The Committee met four times during 2001 and provides the following report on executive compensation for the 2001 fiscal year.

     Compensation Goals. Each year, the committee reviews the compensation practices of our peer group and the national banking industry to establish a program that is slightly above the median of these groups. The Company's peer group consists of 11 high performing bank holding companies located in the south central United States, including AmSouth Bancorporation, BancorpSouth, Inc., Compass Bancshares, Inc., Cullen/Frost Bankers, Inc., First Tennessee National Corporation, Hancock Holding Company, Hibernia Corporation, Trustmark Corporation, Union Planters Corporation, Regions Financial Corporation and SouthTrust Corporation.

     The executive compensation program consists of four basic components:
          o   Base salary
          o   Short-term bonuses
          o   Long-term incentives
          o   Executive benefits

     In addition, executives participate in the benefit plans and programs that are generally available to all employees of the Company and the Bank, such as the Bank's retirement and 401(k) plans.

     Base Salary. The base salary of each executive officer is reviewed annually using salary survey market data developed by the Bank's Human Resource Department and outside compensation consultants. Each year, the Committee reviews adjustments to base salary recommended by the Company's Chief Executive Officer for the Bank's executive officers. After considering an assessment of each individual officer's performance, market salary survey data, and Chief Executive Officer's recommendations, the Committee sets the annual salary of executive officers effective as of July 1.

     Short-Term Bonuses. Short-term bonuses are cash compensation awarded annually under the Company's Executive Compensation Plan, provided designated performance goals are achieved. The maximum amount that can be awarded as a short-term bonus in any year is 60% of an executive's base salary with one exception; the Chairman and Chief Executive Officer can earn up to 75% of base salary in the form of a short-term bonus. The Committee may set the amount of any short-term bonus to be paid based upon an assessment of Company performance and each individual executive's performance subject to the maximum award percentage. For 2001, the performance goals designated by the committee related to the Company's return on average assets and return on average equity, when measured against our peer bank group. The Committee determined that the 2001 performance goals were satisfied and awarded the following bonuses to the named executives: William L. Marks, $416,050; R. King Milling, $205,380; Robert C. Baird, Jr., $123,480; John C. Hope III, $123,480; G. Blair Ferguson, $93,765. The total of these awards is $962,155.

     Long-Term Incentives. Long-term incentives are intended to link the financial performance of the Company to the financial interests of its executives. During 2001, the committee made target awards of performance-based restricted stock subject to a three-year vesting requirement. The Committee will determine the amount of any final award (between 0% and 200% of the target award) at the end of a three-year performance cycle. These awards will be based upon the attainment of performance goals during the three-year period that relate to the Company's return on average assets and return on average equity when compared to the peer bank group.

     In 2001, the Committee also awarded incentive and nonstatutory options to the named executives, which they can exercise from six months and one day after the date of grant to ten years from the date of grant. The exercise price of these options is the fair market value of the Company's common stock, determined as of the date the options were granted.

     Executive Benefits. Executives are also eligible to participate in a noncontributory, supplemental retirement plan and may defer the receipt of compensation through the Company's Deferred Compensation Plan. The Committee believes that these plans are necessary to ensure that our executive compensation package provides sufficient opportunity to accumulate the funds necessary for retirement.

     Compensation of Chief Executive Officer and Chairman. The executive compensation practices described above were used by the Committee to set the compensation of William L. Marks, Chief Executive Officer and Chairman of the Company and the Bank, at a level slightly above the median of our peer bank group. Effective July 1, 2001, the committee approved a 6.58% base salary increase for Mr. Marks, raising his annual base salary from $760,000 to $810,000. With respect to fiscal year 2001, Mr. Marks was awarded a bonus under the Executive Compensation Plan. This bonus was based solely on the Company's attainment of performance goals related to return on average assets and return on average equity, when measured against our peer bank group.

     Mr. Marks also received a target award of 12,000 shares of performance-based restricted stock. The amount of the award will be finally determined (between 0% and 200% of the target amount) at the conclusion of a three-year performance cycle ending December 31, 2003, based upon the Company's return on average assets and average equity, when compared to our peer bank group. The award will vest on June 11, 2004, provided Mr. Marks is employed by the Company and/or the Bank on that date. Mr. Marks also received an aggregate grant of 25,000 incentive and nonqualified stock options, which he can exercise six months and one day after the date of grant. The exercise price of these options is $41.80 per share, which was the fair market value of the Company's common stock as of the grant date.

     Deduction for Compensation. Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1 million paid to the Chief Executive Officer or to any of the four other most highly compensated officers generally cannot be deducted. Certain performance-based compensation is exempt from the calculation of the $1 million limit. The Committee has retained the discretion to pay compensation in excess of the limit and to make grants and awards that are not performance-based within the meaning of Section 162(m) of the Internal Revenue Code; including short-term bonuses paid under the Executive Compensation Plan.

                           Compensation Committee of the Board of Directors

                           John G. Phillips, Chairman
                           Angus R. Cooper II
                           John J. Kelly
                           John K. Roberts, Jr.
                           Carroll W. Suggs

                       RE-APPROVAL OF PERFORMANCE MEASURES
                  INCLUDED IN THE 1997 LONG-TERM INCENTIVE PLAN

     The 1997 Long-Term Incentive Plan was approved by the Company's shareholders in 1997. There have been no changes to the plan since its initial adoption and approval. Shareholders are now being asked to re-approve a portion of the plan, the performance measures, as required for compliance with tax laws.

     The plan is intended to permit the grant or award of incentive compensation that satisfies the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, such as stock options and restricted stock. Code Section 162(m) generally disallows a tax deduction for compensation paid in excess of $1 million to the Company's chief executive officer or any of its four other most highly compensated officers. Performance-based compensation is not subject to the deduction limit if certain requirements are met. One of the requirements is that the material terms of the performance measures imposed on the exercise or vesting of incentives granted under the plan must be disclosed to and approved by the Company's shareholders every five years. The shareholders are now being asked to re-approve the performance measures set forth in the plan, and the Board of Directors recommends a vote for re-approval.

     Plan. The plan provides for the grant and award of options, restricted stock and certain other types of stock-based incentive compensation, subject to limitations, which include limits on the aggregate number of shares that can be granted or awarded under the plan and granted or awarded to any person. The plan permits the Compensation Committee of the Board to make grants and awards that qualify as performance-based compensation and to make grants and awards that do not qualify as performance-based compensation. A complete copy of the plan was included as Exhibit A in the proxy statement filed with the Securities Exchange Commission on March 18, 1997.

     Performance Measures. The plan permits the Compensation Committee to structure a grant or award as performance-based compensation and to provide that the grant or award will not vest or be exercisable unless designated performance measures are satisfied. Performance measures can relate to the Company, a subsidiary, a division, department or unit of the Company or any subsidiary thereof, or any employee or group of employees. Performance measures are achieved over a cycle (or term) that is designated by the Committee, and performance measures can vary from year to year. The plan permits the Committee to designate performance measures from among the following:

   1. The return on average shareholders' equity of the Company;

   2. The return on average assets of the Company;

   3. The net income of the Company;

   4. The earnings per share of the Company;

   5. The total shareholder return of the Company;

   6. The market share of the Company or a subsidiary or a unit thereof; and/or

   7. Such other criteria as may be established by the Compensation Committee, in writing, consistent with the provisions of Code Section 162(m).

     Each of the above performance measures are presently in the plan and the Company shareholders are now being asked to re-approve the performance measures.

     Code Section 162(m). Under Code Section 162(m), if the Compensation Committee has the authority to designate specific performance measures or annual targets, the material terms of the performance measures or targets must be disclosed to and re-approved by shareholders every five years. The plan permits the Compensation Committee to designate performance measures at the time of grant from among the shareholder-approved list. As a result, the performance measures included in the plan are now subject to re-approval.

     Vote Required. The re-approval of the performance measures requires the affirmative vote, cast in person or by proxy, of the holders of at least a majority of the shares of the common stock of the Company represented and entitled to vote at the meeting. We will disregard abstentions and broker nonvotes.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
             THE RE-APPROVAL OF THE PERFORMANCE OBJECTIVES INCLUDED
                      IN THE 1997 LONG-TERM INCENTIVE PLAN.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

     The following table discloses the compensation earned for each of the three years ended December 31, 2001 by the Chief Executive Officer and the four other most highly paid executive officers during 2001.

================================= ============================ ============================== ================
                                                                    Long-Term Incentive
                                      Annual Compensation              Compensation (1)
================================= ============================ ============================== ================
                                                                                   Number of
                                                                  Restricted        Shares
                                                                  Stock Award     Underlying      All Other
                                   Year    Salary    Bonus(2)    Dollar Value(3)  Options(4)    Compensation
--------------------------------- ------- --------- ---------- ----------------- ------------ ----------------
William L. Marks                  2001    $785,000   $416,050      $502,920 (5)       25,000    $10,090    (8)
Chairman & Chief Executive        2000     740,000    392,200       444,750 (6)       25,000      7,321
Officer of the Company and the    1999     702,500    372,325       668,250 (7)       20,000     11,973
Bank
--------------------------------- ------- --------- ---------- ----------------- ------------ ----------------
R. King Milling                   2001    $489,000   $205,380      $146,685 (5)        7,500    $10,532    (9)
President of the Company          2000     468,004    196,560       129,719 (6)        7,500      8,152
And the Bank                      1999     449,000    188,580       276,251 (7)        7,500      9,768
--------------------------------- ------- --------- ---------- ----------------- ------------ ----------------
Robert C. Baird, Jr.              2001    $294,000   $123,480      $115,253 (5)        7,500    $ 9,070   (10)
Executive Vice President of the   2000     271,833    114,170       101,922 (6)        7,500      6,291
Company and the Bank              1999     246,000    103,320       184,680 (7)        7,500      5,985
--------------------------------- ------- --------- ---------- ----------------- ------------ ----------------
John C. Hope III                  2001    $294,000   $123,480      $115,253 (5)        7,500   $  9,182   (11)
Executive Vice President of the   2000     271,833    114,170       101,922 (6)        7,500      6,345
Company and the Bank              1999     246,000    103,320       184,680 (7)        7,500      6,716
--------------------------------- ------- --------- ---------- ----------------- ------------ ----------------
G. Blair Ferguson                 2001    $235,000    $93,765       $83,820 (5)        6,000   $  9,518   (12)
Executive Vice President of the   2000     223,333     89,110        74,125 (6)        6,000      6,931
Company and the Bank              1999     205,000     86,110       141,386 (7)        6,000      7,389
================================= ======= ========= ========== ================= ============ ================


1. All awards are made under the Company's Long-Term Incentive Plan. Figures in this table do not give effect to the three-for-two stock split payable on April 9, 2002. The Compensation Committee possesses the authority to proportionately adjust the number of shares and the option price of outstanding grants and awards and it is anticipated that it will act to do so.

2. All amounts in this column were earned under the Executive Compensation Plan, which provides for short-term cash awards based upon the performance of the Company and the Bank.

3. This column represents the value of the target restricted stock awards made to the named executive officers. The dollar values were calculated using the closing market price of the Company's common stock on the date of award. The aggregate value of all restricted stock holdings calculated using the closing market price of the Company's common stock as of December 31, 2001 was as follows: Mr. Marks, $1,775,925; Mr. Milling, $606,051; Mr.
     Baird, $441,131; Mr. Hope, $441,131; and Mr. Ferguson, $328,480. Dividends are paid currently on these restricted shares.

4. This column reflects the number of shares of common stock underlying options granted to the named executive officers under the Company's Long-Term Incentive Plan.

5. The restricted stock granted is a target award. The final award will be adjusted (between 0% and 200%) based on the Company's attainment of performance goals that relate to return on average assets and return on average equity when compared to a designated peer bank group over a three-year performance cycle beginning January 1, 2001, and ending December 31, 2003. The restricted stock vests on June 11, 2004. The grant date of the target award was June 12, 2001. The target award is valued at $41.91 per share, the closing market price of the Company's common stock on the award date.

6. The restricted stock granted is a target award. The final award will be adjusted (between 0% and 200%) based upon the Company's attainment of performance goals that relate to return on average assets and return on average equity when compared to a designated peer bank group over a three-year performance cycle beginning January 1, 2000, and ending December 31, 2002. The restricted stock vests on June 12, 2003. The grant date for the target award was June 13, 2000. The target award is valued at $37.0625 per share, the closing market price of the Company's common stock on the award date.

7. The restricted stock granted is a target award. The final award will be adjusted (between 0% and 200%) based upon the Company's attainment of performance goals that relate to return on average assets and return on average equity when compared to a designated peer bank group over a three-year performance cycle beginning January 1, 1999, and ending December 31, 2001. The restricted stock vests on June 8, 2002. The grant date of the target award was June 9, 1999. The target award is valued at $40.50 per share, the closing market price of the Company's common stock on the award date.

8. This amount represents $2,210 in imputed income for group term life insurance, premiums of $1,080 for long-term disability insurance and $6,800 in matching contributions to the Company's 401(k) plan.

9. This amount represents $2,652 in imputed income for group term life insurance, premiums of $1,080 for long-term disability insurance and $6,800 in matching contributions to the Company's 401(k) plan.

10. This amount represents $1,190 in imputed income for group term life insurance, premiums of $1,080 for long-term disability insurance and $6,800 in matching contributions to the Company's 401(k) plan.

11. This amount represents $1,302 in imputed income for group term life insurance, premiums of $1,080 for long-term disability insurance and $6,800 in matching contributions to the Company's 401(k) plan.

12. This amount represents $1,758 in imputed income for group term life insurance, premiums of $960 for long-term disability insurance and $6,800 in matching contributions to the Company's 401(k) plan.

Option Grants Table

     The following table provides information about options granted under the Company's Long-Term Incentive Plan in 2001 to each of the named executive officers. The options were granted in the form of incentive stock options and nonqualified options. No stock appreciation rights were granted in 2001.

============================================================================================================
                                           Option Grants in 2001
============================================================================================================
                                          Individual Grants(1)
======================= ========================================================= ==========================
                                                                                      Potential Realizable
                           Number of     % of Total                                 Value at Assumed Annual
                           Securities      Options                                   Rates of Stock Price
                           Underlying     Granted to    Exercise or                 Appreciation for Option
                           Options        Employees    Base Price    Expiration              Term
 Name                      Granted         in 2001    (Per Share)(2)   Date(3)         5%           10%
======================= =============== ============ ============== ============= ============ ==============
William L. Marks              25,000       11.17%        $41.800      6/11/2011      $657,250     $1,665,500
R. King Milling                7,500        3.35%         41.800      6/11/2011       197,175        499,650
Robert C. Baird, Jr.           7,500        3.35%         41.800      6/11/2011       197,175        499,650
John C. Hope, III              7,500        3.35%         41.800      6/11/2011       197,175        499,650
G. Blair Ferguson              6,000        2.68%         41.800      6/11/2011       157,740        399,720
======================= =============== ============ ============== ============= =========== ==============

1. Figures in this table do not give effect to the three-for-two stock split payable on April 9, 2002.

2. The exercise price is the fair market value of the Company's common stock on June 12, 2001, the date of grant. The exercise price may be paid in cash or by delivery of common stock already-owned for at least six months. An executive's tax obligations related to the exercise of the options can be paid by the offset (reduction) of the number of shares otherwise issuable on exercise.

3. All options are first exercisable six months and one day after the date of grant, or December 13, 2001, and remain exercisable until the expiration date.

                    Option Exercises And Year-End Value Table

     The following table provides information about options exercised in 2001 by each of the named executive officers and the value of each officer's outstanding options as of December 31, 2001. There were no stock appreciation rights outstanding or exercised in 2001.

===========================================================================================================
                              Option Exercises and Year-End Value Table (1)
===========================================================================================================
                                                               Number of securities     Value of unexercised
                               Shares                         underlying unexercised   in-the-money options at
                             acquired on    Value         options at December 31, 2001    December 31, 2001
  Name                        exercise     realized               All exercisable         All exercisable
-----------------------------------------------------------------------------------------------------------
William L. Marks                    --          --                        170,633               $940,167
R. King Milling                  1,930    $ 23,643                         45,133                213,320
Robert C. Baird, Jr.                --          --                         49,500                272,840
John C. Hope III                    --          --                         49,500                272,840
G. Blair Ferguson                   --          --                         48,000                347,962
===========================================================================================================

1. Figures in this table do not give effect to the three-for-two stock split payable on April 9, 2002.


                             Stock Performance Graph

     The following graph compares the cumulative five-year shareholder return of the Company's common stock, assuming an investment of $100 on December 31, 1996 and the reinvestment of dividends thereafter, to that of the U.S. common stocks reported on the Nasdaq Total Return Index and the bank stocks of the KBW 50 Total Return Index. The KBW 50 Total Return Index is a proprietary bank stock index of Keefe, Bruyette & Woods, Inc.; it tracks the returns of 50 large banking companies throughout the United States.




                               [PERFORMANCE GRAPH]

                 Retirement Plans; Change In Control Agreements

     The Bank maintains for the benefit of all employees a 401(k) savings plan and a retirement (or pension) plan. A deferred compensation plan and a supplemental pension plan are maintained for the benefit of the named executives and certain other officers. Matching contributions made to the 401(k) plan are included in the Summary Compensation Table. The deferred compensation plan provides for the deferral of compensation for a designated period and for the crediting of interest or earnings on the deferred amounts during the deferral period. The retirement plan and its related supplemental pension plan are more fully described below.

     Retirement Plan. The Bank maintains a qualified, noncontributory retirement plan, called the Whitney National Bank Retirement Plan. This plan is for employees of the Company and the Bank who are at least 21 years old and have completed at least one year of employment. Benefits payable under the plan are based upon a participant's years of service and final average monthly compensation (the average of the highest consecutive five years of compensation during the 10 calendar years immediately before termination or retirement). Benefits are reduced by a portion of the participant's Social Security benefit.

     The Company maintains a nonqualified, noncontributory, supplemental pension plan for executive officers, called the Retirement Restoration Plan. Benefits under this plan are determined using the benefit formula included in the qualified retirement plan, but without regard to certain Internal Revenue Code restrictions. Benefits under this plan are reduced by amounts paid from the qualified retirement plan.

     The following table illustrates the aggregate estimated annual retirement benefits payable from both the qualified and nonqualified retirement plans. The table does not indicate required deductions for Social Security benefits.

========================================================================================================
                              ESTIMATED ANNUAL RETIREMENT BENEFITS (1)(2)
========================================================================================================
    Highest Successive                             Credited Years of Service (3)
    Five-Year Average    ---------------  --------------  ---------------  --------------  -------------
     Remuneration (4)            10             15              20              25             30
----------------------   ---------------  --------------  --------------   --------------- -------------
             $ 200,000        $ 36,000         $54,900        $ 73,200       $ 91,500        $109,800
               300,000          54,900          82,300         109,800        137,250         164,700
               400,000          73,200         109,800         146,400        183,000         219,600
               500,000          91,500         137,250         183,000        228,750         274,600
               600,000         109,800         164,700         219,600        274,500         329,400
               700,000         128,100         192,150         256,200        330,250         384,300
               800,000         146,400         219,600         292,800        366,000         439,200
             1,000,000         183,080         274,500         366,000        375,000         549,000
             1,200,000         219,600         329,400         439,200        549,000         658,800
=========================== ============== ============== =============== ============== ===============

1. No more than $160,000 (as adjusted by the Internal Revenue Service) can be paid as an annual benefit from the qualified retirement plans.

2. Retirement benefits are payable at age 65 in the form of a straight life annuity.

3. As of December 31, 2001, Messrs. Marks, Milling, Baird, Hope and Ferguson had, respectively, 11,17, 6, 7 and 8 years of service.

4. No more than $200,000 (as adjusted by the Internal Revenue Service) can be taken into account as compensation under the qualified retirement plan. Compensation used to determine the benefits summarized above includes amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table. The value of grants and awards under the Company's Long-Term Incentive Plan are excluded.

     Change in Control Agreements. The Company and the Bank have entered into change in control agreements with Messrs. Marks, Milling, Baird, Hope and Ferguson. These agreements provide for payment of a severance benefit equal to 300% of base salary and the annual bonus payable under the executive compensation plan, determined as if all performance goals were satisfied. The agreements also provide for immediate vesting of outstanding grants and awards under the Company's Long-Term Incentive Plan, the payment of an amount equal to certain additional accruals under the Company's retirement plans, and the continuation of coverage under the Company's group health plans for a period of three years. Any golden parachute excise tax payable with respect to such payments will be paid or reimbursed by the Company or Bank.

     Payments are triggered by termination of employment for any reason, other than cause, or the voluntary resignation of the executive following a change in duties, each in connection with a change in control of the Company or the Bank. For this purpose, a change in control generally occurs if:

o any person acquires or beneficially owns more than 20% of the Company's outstanding common stock without board approval;

o    any regulatory agency takes action to reorganize or liquidate the Bank;

o the Company or the Bank enters into a merger or consolidation, or sells all or substantially all of their stock or assets, unless the acquiring corporation assumes the obligations under the agreements; or

o    the majority of the board members of the Company or the Bank changes.

                              CERTAIN TRANSACTIONS

     The Bank has made, and expects to make in the future, loans in the ordinary course of business to directors and officers of the Company and the Bank, members of their immediate families, and their associates. Such loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Mr. Lippman is managing member of the Lippman & Mahfouz, L.L.C. law firm, which the Bank retained during 2001 and expects to retain from time to time during 2002.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and 10% beneficial shareholders to file initial reports of ownership of the Company's stock, as well as reports of changes in ownership with the Securities and Exchange Commission. Based on information we received, all required filings by such persons were timely made during 2001.

                                   ACCOUNTANTS

     Arthur Andersen LLP has audited the Bank and the Company since 1964. We ask that you ratify their selection by the Board as independent public accountants to audit the books of the Company and its subsidiaries for 2002. For fiscal year 2001, the Company or the Bank paid Arthur Andersen LLP Audit Fees of $240,000 and all Other Fees totaling $292,827. The Company and the Bank paid no fees for Financial Information Systems Design and Implementation.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions. If the shareholders do not ratify our selection, or if, in the Board's opinion, Arthur Andersen LLP cannot fulfill its audit engagement, the Board will consider the appointment of other auditors.

                              SHAREHOLDER PROPOSALS

     For any shareholder proposal to be considered for our proxy statement and proxy for the 2003 Annual Meeting of Shareholders, we must receive the written proposal at our principal executive office no later than November 14, 2002. In addition, the proxy solicited by the Board of Directors for the 2003 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting.

                                  OTHER MATTERS

     We do not know of any matters to be presented at the meeting other than those set forth in the accompanying notice. However, if any other matters properly come before our 2002 annual meeting or any adjournments or postponement thereof, the proxy holders will vote or abstain from voting thereon in accordance with their best judgment.

                                   By order of the Board of Directors.

                                   William L. Marks,
                                   Chairman

                                   APPENDIX A

                           WHITNEY HOLDING CORPORATION
                             AUDIT COMMITTEE CHARTER


                                  Organization

     This Charter establishes that there shall be a Committee of the Whitney Holding Corporation's Board of Directors designated as the Audit Committee. The Committee has the option of amending the content of this Charter at any time, and the Charter will be reviewed and approved annually by the Committee. This Committee shall be composed of at least three Directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

     The Audit Committee Chairman is appointed by the Chairman of the Board of Directors. The Audit Committee shall be comprised of Directors who are appointed by the Corporation's Chairman or by the Chairman of the Audit Committee and who are independent. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial-management expertise. The Committee shall meet a minimum of two times during each calendar year or more frequently as directed by the Committee. Further and as deemed appropriate, the Committee will meet separately with the Internal Auditors, separately with the Independent Public Accountants/Auditors (IPA/A's), and by themselves.

Purpose
     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling oversight responsibilities by reviewing the Corporation's financial reporting processes and the systems of internal controls relating to financial reporting and regulatory compliance. The results of the Committee's meetings shall be reported to the Board.

                            General Responsibilities

     The Audit Committee's primary responsibilities are to serve as an independent and objective party regarding:
     o monitoring the Corporation's processes for maintaining the reliability and integrity of its accounting policies and financial reporting and disclosure practices,
     o   ascertaining  whether  management  has  established   and   maintained
         processes to assure that adequate systems of internal control are functioning within the Corporation, and
     o monitoring whether management has established and maintained processes to assure compliance with applicable laws, regulations, and Corporate policy and procedure.

     The Corporation's IPA/A is responsible for auditing the financial statements prepared by management, and the IPA/A's are accountable to the Corporation's Audit Committee and Board of Directors. The Committee has the authority and responsibility to select, evaluate, and replace the IPA/A's and to review their compensation. The Committee is to receive annual written confirmation of the independence of the IPA/A's, and to the extent deemed necessary, the Committee will recommend to the Board that it take appropriate action with regard to the IPA/A's independence.

     The Committee should, in consultation with the IPA/A, discuss audit scopes and plans including whether the interim financial statements have been reviewed by the IPA/A prior to the filing of Form 10-Q and whether there have been any significant adjustments. In addition, the Committee will review the following items at the completion of the annual examination.

a. The Corporation's financial reporting process and annual financial statements as well as management's assertions regarding the adequacy of the Corporation's and/or its subsidiaries' internal controls over financial reporting and their compliance with designated laws and regulations under the Federal Deposit Improvement Act

b.   The IPA/A's audit of the financial statements and report
c.   Any significant changes required in the IPA/A's audit plan
d. Any significant difficulties or disputes which management encountered during the course of the audit
e. The IPA/A's assessments concerning the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting
f. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards

     The Committee's recommendations shall be reported to the Board including whether, based on its discussions and review with management and the IPA/A's, it recommends that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Committee will perform such other functions as assigned by law, the Corporation's bylaws, or the Board.

                           Reporting Responsibilities

     The Committee is required to provide a report in the Corporation's proxy statement. The report shall include the names of each Committee member and shall state whether:

o the Committee has reviewed and discussed the audited financial statements with management,
o the Committee has discussed with the IPA/A's the matters required by SAS 61, as may be modified or supplemented,
o the Committee has received the written disclosures and the letter from the IPA/A's required by ISB Standard Number 1, as may be modified or supplemented, and has discussed with the IPA/A's their independence, and
o based on the review and discussions noted previously, the Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year.

     Notwithstanding anything set forth under the General or Reporting Responsibilities Sections to the contrary, the Audit Committee will not be required to take all of the actions or to exercise all of the powers enumerated previously, and the Audit Committee's failure to take any one or more such actions or to exercise any one or more such powers in connection with the good faith exercise of its oversight functions will in no way be construed as a breach of its duties or responsibilities to the Corporation, its Directors, or its Shareholders.

                                   PROXY CARD

                       ANNUAL MEETING OF SHAREHOLDERS OF
                                [OBJECT OMITTED]

                           WHITNEY HOLDING CORPORATION

                                 April 24, 2002
                           Proxy Voting Instructions

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

Please call toll-free 1-800-776-9437 and follow the instructions. Have your control number, located in the box below, and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number, located in the box below, available when you access the web page.

TO VOTE BY MAIL
---------------
Please mark, sign and date your proxy card and mail it in the postage paid envelope provided as soon as possible.

                RECEIVE FUTURE PROXY MATERIALS VIA THE INTERNET
                -----------------------------------------------

Registered shareholders can elect to receive the Company's future proxy materials, including the annual report, via the Internet. To enroll, please go to our transfer agent's website at www.Investpower.com. You will need to enter the company number and your account number as shown at the top of this card.

YOUR CONTROL NUMBER IS =====>

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
    Please mark your votes
 X  as in this example using black
    or blue ink.

                  FOR all nominees listed   WITTHOLD                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS
                  at right (except as       AUTHORITY
                  marked to the contrary    to vote for
                  below)                    all nominees
                                            listed at right
                                                                                                              FOR   AGAINST  ABSTAIN
1.Election of two         [   ]                [   ]                 2. Re-approval of performance measures  [  ]   [  ]     [  ]
  Directors to                                                           included in the 1997 Long-Term
  serve until the                          Nominees:                     Incentive Plan.
  2007 Annual                              Terms expiring 2007:
  Meeting or until their successors        01 Mr. James M. Cain       3. Ratification of the selection of     [  ]   [  ]     [  ]
  are elected and qualified.               02 Mr. Richard B. Crowell     Arthur Andersen LLP as independent
INSTRUCTIONS:  To withhold authority to vote                             accountants for 2002.
for any individual nominee, mark the "FOR" box
and write that nominee's name on the line below.)                                                      Change of Address and  [  ]
                                                                                                       or Comments Mark Here
-------------------------------------------------
                                                                      If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.





SIGNATURE OF SHAREHOLDER(S):                                                             Date:             , 2002
                            --------------------------------------------------------           ------------

Note:Please sign  exactly as name  appears  hereon.  If shares are held by joint tenants, both should sign. When asigning as attorney, executor, administartor, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.

                             YOUR VOTE IS IMPORTANT


Whether or not you expect to attend the Annual Meeting, your vote is important. If voting by mail, please mark, date, sign and promptly return the attached proxy card in the accompanying envelope. No postage is required if mailed in the United States. You may also vote toll-free over the telephone or through the Internet. You may later revoke your proxy and vote in person.

If you return the proxy card but do not specify a manner of voting, the proxy will be voted for proposals 1, 2 and 3.

                 Internet Delivery of Proxy Materials Available

Registered shareholders can elect to receive the Company's future proxy materials, including the annual report, via the Internet. To elect this method of delivery, simply follow the instructions on the reverse. Shareholders who make this election will be notified by American Stock Transfer & Trust Company via E-mail when the materials are available. You will not be mailed a printed copy of the materials.

Shareholders who do not elect and consent to Internet delivery will continue to be mailed the printed copy of the annual report, proxy statement and proxy card.



--------------------------------------------------------------------------------
                          WHITNEY HOLDING CORPORATION

                                     PROXY

                      Solicited by the Board of Directors

     The undersigned hereby appoints Lloyd J. Abadie, Richard C.Hart and John A. Rehage, and each of them, proxies with full power of substitution, to represent and to vote all shares of Common Stock of Whitney Holding Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on April 24, 2002 or any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and (2) in their discretion upon such other business as may properly come before the meeting.

                (Continued And To Be Signed On The Other Side.)
--------------------------------------------------------------------------------